UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017 (May 23, 2017)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01    Entry into a Material Definitive Agreement

On May 23, 2017, Nxt-ID, Inc. (the “Company”), completed a merger (the “Merger”) pursuant to an executed Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fit Merger Sub, Inc., a wholly-owned subsidiary of the Company (the “Merger Sub”), Fit Pay, Inc. (“Fit Pay”), Michael Orlando (“Orlando”), Giesecke & Devrient Mobile Security America, Inc. (“G&D”), the other stockholders of Fit Pay (the “Other Holders”) and Michael Orlando in his capacity as stockholder representative representing the Other Holders (the “Stockholder Representative”, and together with Orlando and G&D, the “Sellers”). Pursuant to the Merger, Fit Pay merged with and into the Merger Sub, with the Merger Sub continuing as the surviving entity and a wholly owned subsidiary of the Company.

Merger Agreement

Pursuant to the terms of the Merger Agreement, the aggregate purchase price paid for Fit Pay was: (i) 19.96% of the outstanding shares of common stock of the Company (the “Common Stock”); (ii) 2,000 shares of the Series C Non- Convertible Preferred Stock of the Company (the “Series C Preferred Stock”); (iii) the payment of certain debts by the Company; and (iv) the payment of certain unpaid transaction expenses by the Company. In addition, the Company will be required to pay the Sellers an earnout payment equal to 12.5% of the gross revenue derived from Fit Pay’s technology for sixteen (16) fiscal quarters commencing on October 1, 2017 and ending on December 31, 2021. The Company also assumed various promissory notes issued by Fit Pay to Orlando. Following the Merger, all of the preferred and common stock of Fit Pay was transferred to the Company.

The Merger Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties to the Merger. The Merger Agreement is also subject to customary closing conditions. Following the Merger, Orlando, Fit Pay’s President, became Chief Operating Officer of the Company, and President of the Merger Sub.

The foregoing description of the Merger Agreement is not complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, the form of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Series C Non-Convertible Preferred Stock

Ranking

The Series C Preferred Stock will rank junior to our Series A Convertible Preferred Stock, $0.0001 par value per share, and our Series B Convertible Preferred, $0.0001 par value per share with respect to dividend rights and/or rights upon distributions, liquidation, dissolution or winding up of the Company.

Dividends on Series C Non-Convertible Preferred Stock

Holders of Series C Preferred Stock shall be entitled to receive from, from and after the first date of issuance of the Series C Preferred Stock, cumulative dividends at a rate of 5% per annum on a compounded basis, which dividend amount shall be guaranteed.  Accrued and unpaid dividends shall be payable in cash.

Redemption of Series C Non-Convertible Preferred Stock

The Series C Preferred Stock may be redeemed by the Company in cash at any time, in whole or in part, upon payment of the stated value of the Series C Preferred Stock, and all related accrued but unpaid dividends.

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Fundamental Change

If a “fundamental change” occurs at any time while the Series C Preferred Stock is outstanding, the holders of shares of Series C Preferred Stock then outstanding shall be immediately paid, out of the assets of the Company or the proceeds of such fundamental change, as applicable, and legally available for distribution to its stockholders, an amount in cash equal to the stated value of the Series C Preferred Stock, and all related accrued but unpaid dividends.

If the legally available assets of the Company and the proceeds of such “fundamental change” are insufficient to pay the all of the Holders of the Series C Preferred Stock, then the Holders of the Series C Preferred Stock shall share ratably in any such distribution in proportion to the amount that they would have been entitled to. A fundamental change includes but is not limited to any change in the ownership of at least 50% of the voting stock; liquidation or dissolution; or the Common Stock ceases to be listed on the market upon which it currently trades.

Voting Rights

The holders of the Series C Preferred Stock shall be entitled to vote on any matter submitted to the stockholders of the Company for a vote. One (1) share of Series C Preferred Stock shall carry the same voting rights as one (1) share of Common Stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, Michael Orlando became Chief Operating Officer of the Company and President of the Merger Sub effective as of May 23, 2017.

Mr. Orlando founded Fit Pay in September of 2014. Prior to founding Fit Pay, Mr. Orlando served in numerous roles at payment, authentication, and software-as-a-service companies. In 2012, Mr. Orlando served as Senior Vice President, Sales and Marketing at EZ Prints, Inc., an online merchandise printing and fulfillment services company. From September 2000 to February 2012, Mr. Orlando served as Senior Vice President, Global Sales and Services at CyberSource Inc., a leading e-commerce and credit card systems management company, where he oversaw all enterprise sales and professional services functions worldwide.

There are no arrangements or understandings between Mr. Orlando and any other persons pursuant to which he was named as Chief Operating Officer.  There are also no family relationships between Mr. Orlando and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Orlando’s employment with the Company, Mr. Orlando will receive an annual base salary of $150,000 and will be granted an award of 250,000 restricted shares of the Company’s common stock on the effective date of his employment from the Company’s Long-Term Incentive Plan of 2013.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Series C Certificate of Designations

On May 23, 2017, the Company filed the Certificate of Designations for its Series C Preferred Stock with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to its Series C Preferred Stock. The Series C Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing. A copy of the Certificate of Designations is included in Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information pertaining to the Series C Preferred Stock set forth in Item 1.01 hereof is incorporated herein by reference.

Item 8.01	Other Events

On May 23, 2017, the Company issued a press release (the “Press Release”) announcing the Merger. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Designations for Series C Non-Convertible Preferred Stock.

10.1	Form of Agreement and Plan of Merger by and between Nxt-ID, Inc., Fit Merger Sub, Inc., Fit Pay, Inc., Michael Orlando, Giesecke & Devrient Mobile Security America, Inc., the other stockholders of the Fit Pay, Inc., and Michael Orlando in his capacity as stockholder representative representing the other stockholders of Fit Pay, Inc., dated as of May 23, 2017.

99.1	Press Release of Nxt-ID, Inc., dated May 23, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2017	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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